Exhibit 32.2

STATEMENT OF CHIEF FINANCIAL OFFICER OF

COLLINS & AIKMAN FLOORCOVERINGS, INC.

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and in connection with the Quarterly Report on Form 10-Q of Collins & Aikman Floorcoverings, Inc. (the “Company”) for the period ended July 30, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Leonard F. Ferro, Chief Financial Officer of the Company, certifies that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Leonard F. Ferro
Leonard F. Ferro
Vice-President and
Chief Financial Officer

September 13, 2005